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                                                                EXHIBIT 10.25

                               ESCROW AGREEMENT
                               ----------------

          This Escrow Agreement ("Agreement") is made this 21st day of July
1997 by and between THE HANKIN GROUP, a Pennsylvania partnership ("Landlord"), VIROPHARMA, INC. ("Tenant"), and MANITO ABSTRACT COMPANY, INC. ("Escrow Agent").

                              B A C K G R O U N D

          By lease dated July ___, 1997 (the "Lease"), Landlord leased to Tenant certain space in a building to be constructed by Landlord on premises known as Lot 10 Eagleview Corporate Center, Uwchlan Township, Chester County, Pennsylvania. Exhibit B, entitled "Work Letter to Lease", of the Lease sets forth Landlord's and Tenant's respective rights and obligations with respect to construction of the "Leased Space" which is the subject of the Lease. Exhibit B, Paragraph 3b, of the Lease entitled "Cost of Tenant Improvements" more particularly provides for the mechanism for the payment by Tenant of its share of the cost of construction of the Leased Space, from funds to be deposited in escrow by Tenant with Escrow Agent. The escrow obligations as set forth in Exhibit B, Paragraph 3b, of the Lease , as more fully described herein, are hereinafter collectively called the "Escrow Arrangements."

          In accordance with Article 36 entitled "Security Deposit: Security Interest", of the Lease, Tenant agrees to deposit funds in escrow as security for Tenant's performance of all the terms and conditions of the Lease ("Security Deposit"). The escrow obligations concerning the Security Deposit also are set forth herein.

     NOW, THEREFORE, the parties hereto, each intending to be legally bound hereby, agree as follows:

          1. Terms not otherwise defined herein shall have the meaning provided in the Lease.

          2. Escrow Agent hereby agrees to serve as escrow agent and to perform the duties of "Escrow Agent" set forth herein. Escrow Agent agrees that no fee shall be due for the performance of its services hereunder, nor shall any reimbursement be claimed for costs incurred by Escrow Agent in the performance of its duties hereunder.

          3. Upon receipt by Escrow Agent from time to time of the Escrow Funds received from Tenant, Escrow Agent shall deposit the same in an interest bearing account with CoreStates Bank, Wilmington Trust Company, or a commercial bank whose deposits are insured by the US government, up to $100,000.00 and which is approved by Landlord and Tenant (such approval not to be unreasonably withheld). Such Escrow Funds shall be held and disbursed by Escrow Agent in accordance with the provisions of the "Escrow Arrangements" which are attached hereto as Exhibit "A" and made a part hereof and incorporated herein by reference. Upon receipt and deposit of the Escrow Funds, Escrow Agent shall send written

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notice to Landlord and Tenant identifying the bank and account number where the same has been deposited.

          4. Escrow Agent shall hold the Security Deposit in an account segregated from the Escrow Funds until the Commencement Date, as defined in
Article 2 of the Lease, at which time the Security Deposit shall be paid directly to Landlord.

          5. By signing this Agreement, Escrow Agent acknowledges receipt from Tenant of $45,899.33 which is the Security Deposit and $155,000 which is Tenant's First payment of the Escrow Funds. Escrow Agent agrees to promptly deposit such funds in the escrow accounts to be maintained in accordance with this Agreement and notify Landlord and Tenant as to the bank location and account number.

          6. Escrow Agent shall not be liable for any act or omissions arising out of its performance of its duties as Escrow Agent under this Agreement, except such as may constitute gross negligence or willful misconduct, and Landlord and Tenant shall otherwise indemnify, defend and save harmless Escrow Agent for any claim, cost or expense arising out of Escrow Agent's agreement to act as escrow agent hereunder. In the event of any dispute as to the disposition of the Security Deposit funds or the Escrow Funds, Escrow Agent may continue to hold the same until resolution of the dispute, or pay or deliver the Security Deposit Funds or the Escrow Funds into Court whereupon Escrow Agent be relieved of any further obligation as escrow agent.

          7. Any notices required or given pursuant to this Agreement shall be sent by certified mail, return receipt requested, or Federal Express or other, nationally recognized overnight courier service, or by hand delivery against receipt, addressed as follows:

As to Tenant: prior to   VIROPHARMA, INC.
Commencement Date:       76 Great Valley Parkway
                         Malvern, PA 19355
                         Attention:  General Counsel

As to Tenant as of the   VIROPHARMA, INC.
Commencement Date:       Eagleview Corporate Center
                         405 Eagleview Boulevard
                         Exton, PA  19341
                         Attention:  General Counsel

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As to Landlord:        THE HANKIN GROUP
                       P.O. Box 562
                       717 Constitution Drive
                       Eagleview Corporate Center
                       Exton, PA  19341
                       Attention: Robert S. Hankin, Partner

With a copy to:        EDWARD J. HOLLIN, ESQUIRE
                       Riley, Riper, Hollin & Colagreco
                       P.O. Box 568
                       240 Daylesford Plaza
                       Paoli, PA  19301

As to Escrow Agent:    MANITO ABSTRACT COMPANY, INC.
                       P.O. Box 841
                       Church and Market Streets
                       West Chester, PA  19380-0841
                       Attention: Bruce West, President


     8. This Agreement and the Lease provisions incorporated herein by reference constitute the entire agreement of the parties hereto and shall be binding upon the parties hereto, their respective successor and assigns. Notwithstanding the foregoing, Escrow Agent shall not assign its duties hereunder without the prior written consent of Landlord and Tenant.

     9. No modifications or supplements to this Agreement shall be effective unless in writing signed by all parties hereto.

     10. This Agreement may be executed in any number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall collectively constitute one agreement, but in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

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          IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of the day and year first above written.

                              LANDLORD

                              THE HANKIN GROUP


                              BY: /s/ [SIGNATURE APPEARS HERE]
                                 ------------------------------


                              TENANT:

                              VIROPHARMA, INC.


                              BY: /s/ [SIGNATURE APPEARS HERE]
                                 ------------------------------


                              MANITO ABSTRACT COMPANY, INC.



                              BY:
                                 ------------------------------

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                                   EXHIBIT A






           (5) Tenant's initial contribution of $834,760.00 toward the Direct Payment Portion ("Escrow Funds") shall be paid by Tenant into an escrow account ("Escrow Account") as follows: $155,000 shall be paid by Tenant at the time of the execution of the Lease; $200,000 shall be paid on or before August 1, 1997; and the balance of $479,760 shall be paid on or before August 31, 1997. The Escrow Funds shall maintained by Manito Abstract Company ("Escrow Agent"), as a segregated, interest bearing account which, unless otherwise agreed by Tenant, is fully insured up to $100,000 by the United States Government, and otherwise in accordance with an escrow agreement to be entered which shall be substantially in the form attached hereto as Schedule 5. All interest earned on
                                             ----------
the Escrow Funds shall remain the property of Tenant, but shall constitute a portion of the Escrow Funds subject to disbursement in accordance herewith. If, however, Manito Abstract Company now or hereafter requires a fee for the performance of its duties as Escrow Agent, Tenant and Landlord, upon the request of either party, shall designate another party to serve as Escrow Agent which is reasonably acceptable to Landlord and Tenant and does not require the payment of any fee for performance of the duties as Escrow Agent.

           (6) As Tenant Improvements progress, Landlord shall submit to Tenant's Consultant invoices for payment of such portion of the Tenant Improvements which has been Substantially Completed or for materials for the Tenant Improvements delivered to the site. Such invoice shall be submitted on an AIA form 702/703 or other form reasonably acceptable to Tenant's Consultant and shall include such requisitions for payment, bills, charges and other supporting documentation as Tenant's Consultant shall reasonably request. Tenant,



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either directly or acting through Tenant's Consultant, shall approve or reject such invoices within five (5) business days of receipt, or the same shall be deemed approved. Any rejection of an invoice shall state the reasons therefor with particularity, and Tenant shall state which sums reflected in the invoice Tenant objects to, and the portion which is not objected to by Tenant shall be disbursed in accordance with the provisions below. If Landlord and Tenant cannot agree on whether the Landlord's Work reflected in an invoice has been Substantially Completed in accordance with the TI Plans and the other requirements of the Lease, such dispute shall be decided in accordance with
Section 9 hereto.

           (7) Upon approval of an invoice, Tenant, either directly or acting through Tenant's Consultant, shall, in writing, authorize the Escrow Agent to pay over to Landlord from the Escrow Account, one-half of the TI Cost reflected by such invoice and the balance shall be earmarked as funds reserved for payment of such invoice which shall be paid over to Landlord upon the earlier of (A) Substantial Completion of the Tenant Improvements or (B) at such time as the total of all invoices for the Tenant Improvements equals or exceeds $3,117,810. At such time as the total of all invoices for the Tenant Improvements equals or exceeds $3,117,810, the entire TI Cost reflected in an invoice shall be paid to Landlord. Any portion of the Escrow Funds remaining in the Escrow Account after all payments due Landlord have been paid shall be paid over to Tenant.